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    As filed with the Securities and Exchange Commission on February 6, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


            Reader's Digest Automatic Common Exchange Security Trust
             (Exact Name of Registrant as Specified in Its Charter)

                    New York                               13-3988130
   (State of Incorporation or Organization)    (IRS Employer Identification No.)

      c/o The Bank of New York
         101 Barclay Street
         New York, New York                                  10286
   (Address of principal executive offices)                (Zip Code)


If this Form relates to the                  If this Form relates to the
registration of a class of debt              registration of a class of debt
securities and is effective upon             securities and is to become
filing pursuant to General Instruction       effective simultaneously with the
A(c)(1) please check the following           effectiveness of a concurrent
box.  |_|                                    registration statement under the
                                             Securities Act of 1933 pursuant to
                                             General Instruction A(c)(2) please
                                             check the following box.  |_|


Securities to be registered pursuant to Section 12(b) of the Act:


            Title of Each Class                  Name of Each Exchange on Which
            to be so Registered                  Each Class is to be Registered

Trust Automatic Common Exchange Securities        New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
                                (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered.

         The title of the class of securities to be registered hereunder is "Trust Automatic Common Exchange Securities." A description of the Trust Automatic Common Exchange Securities (the "Securities") is set forth under the caption "Description of the Securities" in the prospectus included within the Registration Statement of the Registrant filed pursuant to Rule 424(b) and in accordance with Rule 430A on Form N-2 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (Registration Nos. 333-28245 and 811-08237) (the "Registration Statement"), which description is incorporated herein by reference.


Item 2.  Exhibits.

         (a) No exhibits are being filed with the Commission.

         (b) The following exhibits are being filed with the New York Stock Exchange only:

             (1) Registration Statement on Form N-2

             (2) Amended and Restated Trust Agreement of the Registrant


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       READER'S DIGEST AUTOMATIC COMMON
                                       EXCHANGE SECURITY TRUST


Dated:  February 6, 1998               By: /s/ Eric S. Schwartz
                                           --------------------
                                               Eric S. Schwartz
                                                  Trustee


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